CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 28, 2005, relating to the financial statements and financial highlights which appears in the July 31, 2005 Annual Report to Shareholders of Old Mutual Advisor Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 26, 2006